Exhibit 99.1

January 12, 2012

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES APPOINTS PAUL A. DRISCOLL
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
DIRECTOR OF SPECIAL ASSETS

Norfolk, Virginia, January 12, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads and Shore Bank, today announced the appointment of Paul A. Driscoll as Senior Vice President, General Counsel and Director of Special Assets.  Driscoll has held the position of General Counsel since August on an interim basis.  He has held the position of Director of Special Assets since 2009.

As General Counsel, he serves as the Company’s chief legal officer.  As Director of Special Assets, Driscoll is responsible for the management and resolution of non-performing assets.  Driscoll will continue to report to Robert J. Bloxom, Chief Risk Officer.

Bloxom said, “With his depth of legal experience in commercial litigation, loan workouts, bankruptcies and related situations, Paul is ideally suited to serve as the Company’s General Counsel and Director of Special Assets.  One of the Company’s highest priorities is resolving special assets and we are confident that we will continue to make progress under Paul’s leadership.”

Driscoll joined the Company in 2009 as Senior Vice President and Director of Special Assets.  Previously, he practiced law with firms in Virginia Beach and Roanoke for 16 years with an emphasis on bankruptcy and creditors’ rights.  Prior to joining the Company, he served as National Police Transition Team Chief in Baghdad, Iraq.  Driscoll is a colonel in the United States Army Reserve and has served in a variety of command and staff assignments over the last twenty-six years.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the Company’s ability to resolve its special assets.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

###